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                             STINSON, MAG & FIZZELL
                           A PROFESSIONAL CORPORATION

                               1201 WALNUT STREET
                        KANSAS CITY, MISSOUR1 64106-2150
                             TELEPHONE 816.842.8600
                             FACSIMILE 816.691.3495
                                MAILING ADDRESS:
                                 P.O. BOX 419251
                        KANSAS CITY, MISSOURI 64141-6251


                                 August 16,1999


 Volume Services America, Inc.
 300 First Stamford Place
 P.O. Box 10203
 Stamford, CT 06904-2203

          Re:  Volume Services, Inc. and
               Servo-Kansas, Inc.


Ladies and Gentlemen:

     We hereby consent to the inclusion of our opinion letter to you, dated August 13, 1999, as an exhibit to the Registration Statement on Form S-4 (No. 333-79419) filed with the Securities and Exchange Commission. We also consent to the reference to our firm under the heading "Legal Matters" in the Prospectus constituting a part of said Registration Statement.


                                          Very truly yours,

                                          /s/ Stinson, Mag & Fizzell
                                          --------------------------
                                              Stinson, Mag & Fizzell

LEAWOOD, KANSAS                OMAHA, NEBRASKA               ST. LOUIS, MISSOURI